Exhibit 99.1

For Immediate Release
July 31, 2020

PNM Resources Reports Second Quarter Results
2020 Ongoing Earnings Guidance Affirmed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
GAAP net earnings (loss) attributable to PNM Resources	$57.5	($75.9)	$42.2	($57.2)
GAAP diluted EPS	$0.72	($0.95)	$0.53	($0.72)
Ongoing net earnings	$44.1	$30.2	$58.3	$39.2
Ongoing diluted EPS	$0.55	$0.38	$0.73	$0.49

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2020 second quarter results. In addition, management affirmed its 2020 consolidated ongoing earnings guidance of $2.16 to $2.26 per diluted share, targeting the midpoint of this range.

“Warmer temperatures during the second quarter outweighed the reduced load impacts related to COVID-19 and has strengthened our ability to manage within our ongoing earnings guidance range,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “Our top priority continues to be on the safety of our team and caring for our customers and communities. Our response is guided by our vision and values as we manage the current environment while keeping focused on our strategic objectives and goals designed to integrate and deliver the clean energy resources of the future to PNM and TNMP customers.”

During today’s earnings conference call, PNM Resources will highlight its commitment to ESG principles and share recent achievements in these areas, including additional environmental goals that frame the company’s path to emissions-free energy by 2040 and significant reductions in the usage of freshwater. Management will also highlight investment programs that are aligned with these principles, including the recently announced Wired for the Future program to enhance transmission and distribution infrastructure to provide a reliable, resilient and secure energy grid to deliver clean energy.

“PNM is taking a broad view with investments that focus on strengthening our infrastructure to support the transformation to a 100% clean energy portfolio,” Vincent-Collawn continued. “Our future investment plans will not reflect new generation additions and will emphasize grid investments to enhance capabilities to adapt and integrate new resources. If regulators determine that PNM should develop new generation resources, however, these projects would need to be balanced with grid investments to maintain the affordability of customer rates. We remain committed to our earnings growth target of 5 to 6 percent through 2023.”

The New Mexico Public Regulation Commission issued an order this week on the replacement power for the San Juan Generating Station, which has been approved for abandonment in 2022. The order supports PNM’s clean energy goals with a portfolio of renewable energy resources and battery storage. The revised capital investment plan included in the presentation materials for today’s call does not include investments for replacement power resources.

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PNM Resources Reports Q2 Earnings                   7-31-20                                                                  p. 2 of 4

SEGMENT REPORTING OF 2020 SECOND QUARTER EARNINGS

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
GAAP net earnings (loss) attributable to PNM Resources	$45.5	($86.9)	$29.5	($67.9)
GAAP diluted EPS	$0.57	($1.09)	$0.37	($0.85)
Ongoing net earnings	$31.4	$19.0	$44.4	$28.4
Ongoing diluted EPS	$0.39	$0.24	$0.56	$0.36

•GAAP earnings during the second quarter of 2019 included the $104 million after tax write-off of assets previously under appeal with the New Mexico Supreme Court following the order confirming disallowance of these assets from retail rate base.
•Higher than normal temperatures in the second quarter of 2020 compared to significantly milder temperatures in the second quarter of 2019 resulted in higher residential load, partially offset by reduced commercial usage resulting from COVID-19 business restrictions in New Mexico.
•Earnings were also higher in the second quarter of 2020 due to lower plant outage costs resulting from the completion of planned outages at San Juan Generating Station in 2019, along with higher transmission margins, recovery of new utility-owned solar resources under the renewable rider and the refinancing of debt at lower interest rates. These increases were partially offset by additional depreciation and property tax expenses on new capital investments.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
GAAP net earnings attributable to PNM Resources	$16.2	$15.3	$23.3	$19.4
GAAP diluted EPS	$0.20	$0.19	$0.29	$0.24
Ongoing net earnings	$16.2	$15.4	$23.3	$19.5
Ongoing diluted EPS	$0.20	$0.19	$0.29	$0.24

•TNMP’s GAAP and ongoing earnings increased in the second quarter of 2020 due to the implementation of Transmission Cost of Service (TCOS) rate increases implemented in September 2019 and March 2020. Total customer usage increased as a result of higher than normal temperatures. COVID-19 restrictions increased volumetric (primarily residential) load and reduced demand-based (commercial and industrial) load.
•These increases were offset by higher depreciation and property tax expenses resulting from additional capital investments.

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PNM Resources Reports Q2 Earnings                   7-31-20                                                                  p. 3 of 4

Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.
Corporate and Other (In millions, except EPS)

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
GAAP net earnings (loss) attributable to PNM Resources	($4.2)	($4.2)	($10.5)	($8.6)
GAAP diluted EPS	($0.05)	($0.05)	($0.13)	($0.11)
Ongoing net earnings (loss)	($3.4)	($4.2)	($9.3)	($8.7)
Ongoing diluted EPS	($0.04)	($0.05)	($0.12)	($0.11)

•Corporate and Other’s ongoing losses were reduced in the second quarter of 2020 due to higher tax benefits resulting from a higher effective tax rate.
Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

SECOND QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, JULY 31
PNM Resources will discuss these items during a live conference call and webcast on Friday, July 31st at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Don Tarry, PNM Resources senior vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10145798. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources second quarter conference call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2019 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,811 megawatts of generation capacity and provides electricity to more than 790,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts      Media
Lisa Goodman      Ray Sandoval
(505) 241-2160     (505) 241-2782

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PNM Resources Reports Q2 Earnings                   7-31-20                                                                  p. 4 of 4

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-5.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$45,540	$16,174	$(4,225)	$57,489
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(17,359)	—	—	(17,359)
Regulatory disallowances2b	1,911	—	—	1,911
Pension expense related to previously disposed of gas distribution business2c	1,131	—	—	1,131
Costs to review strategic growth opportunities2d	—	—	1,233	1,233
Total adjustments before income tax effects	(14,317)	—	1,233	(13,084)
Income tax impact of above adjustments[1]	3,637	—	(313)	3,324
Timing of statutory and effective tax rates on non-recurring items[3]	(3,481)	—	(103)	(3,584)
Total income tax impacts[4]	156	—	(416)	(260)
Adjusting items, net of income taxes	(14,161)	—	817	(13,344)
Ongoing Earnings (Loss)	$31,379	$16,174	$(3,408)	$44,145

Six Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$29,483	$23,266	$(10,520)	$42,229
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	14,279	—	—	14,279
Regulatory disallowances2b	1,911	—	—	1,911
Pension expense related to previously disposed of gas distribution business2c	2,262	—	—	2,262
Costs to review strategic growth opportunities2d	—	—	1,233	1,233
Total adjustments before income tax effects	18,452	—	1,233	19,685
Income tax impact of above adjustments[1]	(4,687)	—	(313)	(5,000)
Timing of statutory and effective tax rates on non-recurring items[3]	1,146	—	284	1,430
Total income tax impacts[4]	(3,541)	—	(29)	(3,570)
Adjusting items, net of income taxes	14,911	—	1,204	16,115
Ongoing Earnings (Loss)	$44,394	$23,266	$(9,316)	$58,344

[1] Tax effects calculated using a tax rate of 25.4%
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases of $1.9 million in "Interest Charges" and less than $0.1 million in "Other income" reflecting disallowances of previously capitalized AFUDC for certain costs included in the AFUDC computation, resulting from a FERC audit.

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 23.9% for PNMR, and the GAAP anticipated effective tax rates of 8.7% for PNM and 6.2% for PNMR, which will reverse by year end

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended June 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$(86,944)	$15,267	$(4,237)	$(75,914)
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(28)	—	—	(28)
Net change in unrealized gains and losses on investment securities2b	504	—	—	504
Regulatory disallowances and restructuring costs2c	149,254	—	—	149,254
Pension expense related to previously disposed of gas distribution business2d	1,044	—	—	1,044
Process improvement initiatives2e	410	135	—	545
Four Corners coal mine reclamation2f	(284)	—	—	(284)
Total adjustments before income tax effects	150,900	135	—	151,035
Income tax impact of above adjustments[1]	(38,329)	(28)	—	(38,357)
Deferred income tax impact of regulatory disallowances	(7,485)	—	—	(7,485)
Timing of statutory and effective tax rates on non-recurring items[3]	823	16	45	884
Total income tax impacts[4]	(44,991)	(12)	45	(44,958)
Adjusting items, net of income taxes	105,909	123	45	106,077
Ongoing Earnings (Loss)	$18,965	$15,390	$(4,192)	$30,163

Six Months Ended June 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$(67,932)	$19,365	$(8,647)	$(57,214)
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(56)	—	—	(56)
Net change in unrealized gains and losses on investment securities2b	(12,490)	—	—	(12,490)
Regulatory disallowances and restructuring costs2c	150,599	—	—	150,599
Pension expense related to previously disposed of gas distribution business2d	2,089	—	—	2,089
Process improvement initiatives2e	410	135	—	545
Four Corners coal mine reclamation2f	(284)	—	—	(284)
Total adjustments before income tax effects	140,268	135	—	140,403
Income tax impact of above adjustments[1]	(35,628)	(28)	—	(35,656)
Deferred income tax impact of regulatory disallowances	(7,485)	—	—	(7,485)
Timing of statutory and effective tax rates on non-recurring items[3]	(795)	16	(86)	(865)
Total income tax impacts[4]	(43,908)	(12)	(86)	(44,006)
Adjusting items, net of income taxes	96,360	123	(86)	96,397
Ongoing Earnings (Loss)	$28,428	$19,488	$(8,733)	$39,183

[1] 2019 income tax effects calculated using a tax rate of 25.40% for PNM and 21% for TNMP
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] (Reductions) in "Electric Operating Revenues" and "Cost of energy" of $235 and $263 in the three months ended June 30, 2019 and $480 and $536 in the six months ended June 30, 2019
[b] (Increases) decreases in "Gains and losses on investment securities"
[c] Increases in "Regulatory disallowances and restructuring costs"
[d] Increases in "Other (deductions)"
[e] Increases in "Administrative and General"
[f] (Decreases) in "Cost of energy"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 11.9% for PNM and 9.4% for PNMR, which will reverse by year end

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$0.57	$0.20	$(0.05)	$0.72
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.16)	—	—	(0.16)
Regulatory disallowances	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Cost to review strategic growth opportunities	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.05)	—	—	(0.05)
Total Adjustments	(0.18)	—	0.01	(0.17)
Ongoing Earnings (Loss)	$0.39	$0.20	$(0.04)	$0.55
Average Diluted Shares Outstanding: 79,875,557

Six Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$0.37	$0.29	$(0.13)	$0.53
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.13	—	—	0.13
Regulatory disallowances	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Cost to review strategic growth opportunities	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.02	—	—	0.02
Total Adjustments	0.19	—	0.01	0.20
Ongoing Earnings (Loss)	$0.56	$0.29	$(0.12)	$0.73
Average Diluted Shares Outstanding: 79,978,535

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended June 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR[1]	$(1.09)	$0.19	$(0.05)	$(0.95)
Adjusting items, net of income tax effects:
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	0.01	—	—	0.01
Regulatory disallowances and restructuring costs	1.39	—	—	1.39
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process improvement initiatives	—	—	—	—
Four Corners coal mine reclamation	—	—	—	—
Deferred income tax impact of regulatory disallowances	(0.09)	—	—	(0.09)
Timing of statutory and effective tax rates on non-recurring items	0.01	—	—	0.01
Total Adjustments	1.33	—	—	1.33
Ongoing Earnings (Loss)	$0.24	$0.19	$(0.05)	$0.38
Average Diluted Shares Outstanding: 79,917,269

Six Months Ended June 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR[1]	$(0.85)	$0.24	$(0.11)	$(0.72)
Adjusting items, net of income tax effects:
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	(0.12)	—	—	(0.12)
Regulatory disallowances and restructuring costs	1.41	—	—	1.41
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Process improvement initiatives	—	—	—	—
Four Corners coal mine reclamation	—	—	—	—
Deferred income tax impact of regulatory disallowances	(0.09)	—	—	(0.09)
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	1.21	—	—	1.21
Ongoing Earnings (Loss)	$0.36	$0.24	$(0.11)	$0.49
Average Diluted Shares Outstanding: 79,904,858

1 EPS is presented on a non-diluted basis for the three and six months ended June 30, 2019 due to the consolidated GAAP net loss

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$343,075	$314,917	$666,057	$630,614
Alternative revenue programs	4,466	5,844	4,892	6,480
Other electric operating revenue	10,108	9,467	20,322	42,778
Total electric operating revenues	357,649	330,228	691,271	679,872
Operating Expenses:
Cost of energy	93,863	83,782	192,573	205,408
Administrative and general	50,453	42,833	96,485	95,170
Energy production costs	33,345	42,905	66,963	77,977
Regulatory disallowances and restructuring costs	—	149,254	—	150,599
Depreciation and amortization	70,022	66,065	138,995	131,421
Transmission and distribution costs	18,034	19,195	35,320	35,872
Taxes other than income taxes	20,782	19,809	42,047	40,317
Total operating expenses	286,499	423,843	572,383	736,764
Operating income (loss)	71,150	(93,615)	118,888	(56,892)
Other Income and Deductions:
Interest income	3,071	3,460	6,494	7,048
Gains (losses) on investment securities	21,620	4,599	(11,229)	18,613
Other income	4,390	3,350	6,706	6,795
Other (deductions)	(3,307)	(3,117)	(6,780)	(6,369)
Net other income and deductions	25,774	8,292	(4,809)	26,087
Interest Charges	31,088	29,791	61,522	61,425
Earnings (Loss) before Income Taxes	65,836	(115,114)	52,557	(92,230)
Income Taxes (Benefits)	4,275	(42,831)	2,395	(41,608)
Net Earnings (Loss)	61,561	(72,283)	50,162	(50,622)
(Earnings) Attributable to Valencia Non-controlling Interest	(3,940)	(3,499)	(7,669)	(6,328)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings (Loss) Attributable to PNMR	$57,489	$(75,914)	$42,229	$(57,214)
Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.72	$(0.95)	$0.53	$(0.72)
Diluted	$0.72	$(0.95)	$0.53	$(0.72)
Dividends Declared per Common Share	$0.308	$0.290	$0.615	$0.580